Exhibit 99.1
Contact:
Investor Relations:
The Blueshirt Group
Nicole Gunderson
IR@mindbodyonline.com
888-782-7155

Media Contact:
Jennifer Saxon
jennifer.saxon@mindbodyonline.com
805-419-2839

MINDBODY Reports Third Quarter 2016 Financial Results
Company delivers 35% revenue growth over Q3 2015
San Luis Obispo, CA - October 26, 2016 (GLOBE NEWSWIRE) -- MINDBODY, Inc. (NASDAQ:MB), the leading provider of cloud-based business management software for the wellness services industry, today announced financial results for the third quarter ended September 30, 2016.
“The third quarter marked another quarter of strong revenue growth and operating discipline,” said Rick Stollmeyer, Co-founder and Chief Executive Officer of MINDBODY. “We added 2,795 subscribers in the quarter and are now serving more than 58,500 subscribers worldwide. Additionally, we saw excellent growth in adoption and engagement across our platform and completed the acquisition of HealCode, one of our most successful technology partners.”
Third Quarter 2016 Financial Results

•	Total revenue in the third quarter of 2016 was $35.3 million, a 35% increase year over year.

•	Subscription and services revenue was $21.2 million, a 33% increase year over year.

•	Payments revenue was $13.5 million, a 41% increase year over year.

•	GAAP net loss in the third quarter of 2016 was $(5.9) million or $(0.15) per basic and diluted share, compared to $(9.6) million, or $(0.25) per basic and diluted share, in the third quarter of 2015.

•
Non-GAAP net loss[1] in the third quarter of 2016 was $(3.6) million or $(0.09) per basic and diluted share, compared to $(7.3) million, or $(0.19) per basic and diluted share, in the third quarter of 2015.

•	Adjusted EBITDA loss[1] for the third quarter of 2016 was $(1.1) million, compared to $(5.1) million for the third quarter of 2015.
Recent Business Highlights

•	End of period subscribers grew 20% year over year to 58,566.

•	Average monthly revenue per subscriber (ARPS) grew 12% year over year to approximately $204.

•
Dollar-based net expansion rate was 115%, compared to 119% as of the end of the third quarter of 2015. This metric nets the effects of subscriber churn against the increasing value of subscribers retained, indicating the tendency of our subscriber cohorts to gain value over time.

•	Payments volume increased 26% year over year to approximately $1.6 billion.

•
MINDBODY acquired one of its most successful technology platform partners, Austin-based HealCode. Through this acquisition, MINDBODY adds powerful, new customer engagement and marketing tools to its suite of business and consumer solutions and gives subscribers an omnichannel online presence.

•
MINDBODY and Under Armour launched a new integration designed to provide more people with access to nearby fitness classes nationwide directly through the MyFitnessPal® app. Over 60 million MyFitnessPal registered users in the U.S. can now easily discover, book and pay for classes at tens of thousands of fitness studios in the MINDBODY® network across the country.

•
BOLD 2016, the MINDBODY Conference, was held in October in Hollywood. BOLD brought together the largest gathering ever of MINDBODY software subscribers from around the world. Attendees experienced educational and networking opportunities designed to fuel their business growth and success, exploring topics that will help them thrive in the wellness services industry. Attendance at BOLD more than doubled from last year.

•
MINDBODY appointed Cipora Herman, former CFO of the San Francisco 49ers and former VP of Finance at Facebook, to the Board of Directors. Herman brings deep experience to the board as a financial executive for several of the world’s most renowned entertainment and consumer brands.

1 A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

“We are pleased with our execution this quarter, highlighted by 35% year over year revenue growth and strong subscriber growth while continuing to improve margins,” said Brett White, Chief Operating Officer and Chief Financial Officer. “We continue to have a huge opportunity in front of us as we expand our leadership position in the wellness services industry.”

Outlook
For the fourth quarter of 2016, MINDBODY expects to report:

•	Revenue in the range of $37.7 to $38.7 million, representing 33% to 37% growth over the fourth quarter of 2015.

•	Non-GAAP net loss in the range of $(2.5) to $(3.5) million and weighted average shares outstanding for the fourth quarter of approximately 40.6 million shares.

For the full year of 2016, MINDBODY expects to report:

•	Revenue in the range of $138.5 to $139.5 million, representing 37% to 38% growth over 2015.

•	Non-GAAP net loss in the range of $(14.9) to $(15.9) million.

The outlook for non-GAAP net loss excludes estimates for stock-based compensation expense. A reconciliation of these non-GAAP financial guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, stock-based compensation expense. Stock-based compensation expense is impacted by MINDBODY’s future hiring and retention needs, as well as the future fair market value of MINDBODY’s Class A common stock, all of which is difficult to predict and is subject to constant change. The actual amount of stock-based compensation expense for the remainder of 2016 will have a significant impact on MINDBODY’s future GAAP financial results. Accordingly, a reconciliation of the non-GAAP financial guidance measures to the corresponding GAAP measures is not available without unreasonable effort.

Quarterly Conference Call and Related Information
MINDBODY will discuss its quarterly results today at 1:30 p.m. PT (4:30 p.m. ET)

•	Dial in: To access the call, please dial (844) 494-0191, or outside the U.S. (508) 637-5581, with Conference ID# 96947802 at least five minutes prior to the 1:30 p.m. PT start time.

•
Webcast and Related Investor Materials: A live webcast and replay of the call, as well as related investor materials, will be available at http://investors.mindbodyonline.com/ under the Events and Presentations menu.

•	Audio replay: An audio replay will be available between October 26, 2016 and October 29, 2016 by calling (855) 859-2056 or (404) 537-3406, with Passcode 96947802.

About MINDBODY
MINDBODY, Inc. (NASDAQ: MB) is the leading provider of cloud-based business management software for the wellness services industry and an emerging consumer marketplace. Over 58,000 local businesses and 326,000 wellness practitioners in over 130 countries and territories use MINDBODY's integrated software and payments platform to run, market and build their businesses. These practitioners provide a variety of wellness services to approximately 35 million active consumers who use the MINDBODY platform to more easily evaluate, engage and transact with them to live healthier and happier lives. For more information, visit mindbodyonline.com.
© 2016 MINDBODY, Inc. All rights reserved. MINDBODY, the Enso logo, Love Your Business and HealCode are trademarks or registered trademarks of MINDBODY, Inc. in the United States and/or other countries. Other company and product names may be trademarks of the respective companies with which they are associated.
Forward Looking Statements
This press release and the accompanying conference call contain forward-looking statements including our current estimates of fourth quarter and full year 2016 revenue, non-GAAP net loss, and weighted average shares outstanding; and statements regarding the timing of profitability on an adjusted EBITDA basis; the network effects of our platform; subscriber and consumer adoption; our business and growth strategy, and expectations regarding these strategies; expectations relating to the addition of the HealCode offerings to our platform; the performance of, plans for, and demand for, our products and the MINDBODY Network; he size and attributes of our total addressable market; and projections for 2017 adjusted EBITDA margin.

These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: our limited operating history in a new and unproven market; engagement of our subscribers and their consumers; the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features, the MINDBODY Network, and the HealCode offerings; any failure of our security measures, including the risk that such measures may be insufficient to secure our subscriber and consumer data adequately or that we may become subject to attacks that degrade or deny the ability of our subscribers and consumers to access our platform; our ability to timely and effectively scale and adapt our existing technology and network infrastructure to ensure that our solutions are accessible at all times with short or no perceptible load times; our ability to maintain our rate of revenue growth and manage our expenses and investment plans; any decrease in subscriber demand for our software products, features and/or service offerings; changes in privacy or other regulations that could impact our ability to serve our subscribers and their consumers or adversely impact our monetization efforts; increasing competition; our ability to manage our growth, including internationally; and our ability to recruit and retain our employees; general economic, market and business conditions; and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 4, 2016 and the risks described under the heading “Risk Factors” in our subsequent Quarterly Reports on Form 10-Q, which should be read in conjunction with our financial results and forward-looking statements and are available on the SEC Filings section of the Investor Relations page of our website at http://investors.mindbodyonline.com/.
All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures
In this press release, MINDBODY has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). We disclose the following non-GAAP financial measures in this press release: Adjusted EBITDA, non-GAAP net loss, and non-GAAP net loss per share, basic and diluted. We use these non-GAAP financial measures internally in analyzing our financial results and evaluating our ongoing operational performance. We believe that these non-GAAP financial measures provide an additional tool for investors to use in understanding and evaluating ongoing operating results and trends in the same manner as our management and board of directors. Our use of these non-GAAP financial measures has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. Because of these and other limitations, you should consider these non-GAAP financial measures along with other GAAP-based financial performance measures, including various cash flow metrics, net loss, and our GAAP financial results. We have provided a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Adjusted EBITDA
We define Adjusted EBITDA as our net loss before stock-based compensation expense, depreciation and amortization, change in fair value of contingent consideration, change in fair value of preferred stock warrant, provision for income taxes, and other expense, net, which consisted of interest expense, net, and miscellaneous other expense, net. We have provided below a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. We have presented Adjusted EBITDA in this press release because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Adjusted EBITDA has a number of limitations, including the following: (1) although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (2) Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs, the potentially dilutive impact of stock-based compensation, or tax payments that may represent a reduction in cash available to us; and (3) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.
Non-GAAP net loss and non-GAAP net loss per share, basic and diluted
We define non-GAAP net loss as the respective GAAP balance attributable to common stockholders adjusted for: (1) stock-based compensation expense, (2) accretion of redeemable convertible preferred stock, and (3) deemed dividend - preferred stock modification. Non-GAAP net loss per share, basic and diluted, is calculated as non-GAAP net loss divided by the non-GAAP weighted-average shares outstanding that are adjusted to assume the conversion of outstanding redeemable convertible preferred stock into common stock as of the beginning of the period. These non-GAAP financial measures have a number of limitations, including the following: these non-GAAP financial measures exclude stock-based compensation expense, which has been and will continue to be for the foreseeable future a significant recurring expense in MINDBODY’s business; and other companies, including companies in our industry, may exclude different non-recurring items in their calculation of these non-GAAP financial measures, which reduces their usefulness as a comparative measure.
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MINDBODY, INC.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)
(Unaudited)

	September 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$86,288	$93,405
Accounts receivable, net of allowance for doubtful accounts of $221 and $90 as of September 30, 2016 and December 31, 2015	8,520	6,643
Prepaid expenses and other current assets	3,710	3,082
Total current assets	98,518	103,130
Property and equipment, net	33,658	31,754
Intangible assets, net	1,974	636
Goodwill	9,258	5,396
Other noncurrent assets	538	498
TOTAL ASSETS	$143,946	$141,414

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,500	$4,426
Accrued expenses and other liabilities	10,099	7,911
Deferred revenue, current portion	4,486	3,367
Other current liabilities	984	645
Total current liabilities	21,069	16,349

Deferred revenue, noncurrent portion	2,909	1,886
Deferred rent, noncurrent portion	1,359	1,254
Financing obligation on leases, noncurrent portion	15,640	15,961
Other noncurrent liabilities	996	181
Total liabilities	41,973	35,631
Stockholders' equity:
Class A common stock, par value of $0.000004 per share; 1,000,000,000 shares authorized, 26,769,797 shares issued and outstanding as of September 30, 2016; 1,000,000,000 shares authorized, 14,931,016 shares issued and outstanding as of December 31, 2015	—	—
Class B common stock, par value of $0.000004 per share; 100,000,000 shares authorized, 13,650,774 shares issued and outstanding as of September 30, 2016; 100,000,000 shares authorized, 24,296,346 shares issued and outstanding as of December 31, 2015	—	—
Additional paid-in capital	285,641	270,436
Accumulated other comprehensive loss	(247)	(271)
Accumulated deficit	(183,421)	(164,382)
Total stockholders' equity	101,973	105,783
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$143,946	$141,414

MINDBODY, INC.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue (1)	$35,262	$26,081	$100,830	$73,104
Cost of revenue (2)	10,972	9,596	31,657	27,098
Gross profit	24,290	16,485	69,173	46,006
Operating expenses:
Sales and marketing (2)	14,599	12,389	41,534	33,926
Research and development (2)	7,747	6,012	22,758	16,213
General and administrative (2)	7,346	7,256	22,550	21,298
Change in fair value of contingent consideration	—	—	—	(11)
Total operating expenses	29,692	25,657	86,842	71,426
Loss from operations	(5,402)	(9,172)	(17,669)	(25,420)
Change in fair value of preferred stock warrant	—	—	—	(25)
Interest expense, net	(261)	(335)	(865)	(612)
Other expense, net	(90)	(20)	(226)	(112)
Loss before provision for income taxes	(5,753)	(9,527)	(18,760)	(26,169)
Provision for income taxes	142	101	279	169
Net loss	(5,895)	(9,628)	(19,039)	(26,338)
Accretion of redeemable convertible preferred stock	—	—	—	(9,862)
Deemed dividend—preferred stock modification	—	—	—	1,748
Net loss attributable to common stockholders	$(5,895)	$(9,628)	$(19,039)	$(34,452)
Net loss per share attributable to common stockholders, basic and diluted	(0.15)	(0.25)	(0.48)	(1.57)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	39,965,454	39,181,118	39,708,257	21,976,654

(1) Total revenue by category is presented below:	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue:
Subscription and services	$21,185	$15,965	$60,554	$44,346
Payments	13,484	9,539	38,540	26,840
Product and other	593	577	1,736	1,918
Total revenue	$35,262	$26,081	$100,830	$73,104

(2) Stock-based compensation expense included above was as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Cost of revenue	$231	$219	$666	$451
Sales and marketing	613	1,043	1,636	2,487
Research and development	490	288	1,456	546
General and administrative	975	735	2,848	1,766
Total stock-based compensation expense	$2,309	$2,285	$6,606	$5,250

MINDBODY, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(19,039)	$(26,338)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,671	4,657
Stock-based compensation expense	6,606	5,250
Change in fair value of preferred stock warrant	—	25
Other	820	343
Changes in operating assets and liabilities net of effects of acquisitions:
Accounts receivable	(2,229)	(3,498)
Prepaid expenses and other current assets	(605)	6
Other assets	(67)	138
Accounts payable	(52)	626
Accrued expenses and other liabilities	2,635	2,898
Deferred revenue	2,031	1,804
Deferred rent	105	220
Net cash used in operating activities	(4,124)	(13,869)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(6,466)	(7,989)
Change in restricted cash and deposits	—	788
Acquisition of business	(4,138)	(3,000)
Net cash used in investing activities	(10,604)	(10,201)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of equity awards	4,884	67
Proceeds from employee stock purchase plan	3,040	—
Repayment on financing and capital lease obligations	(287)	(144)
Proceeds from initial public offering	—	93,093
Payments of deferred offering cost	—	(3,262)
Other	(33)	(73)
Net cash provided by financing activities	7,604	89,681
Effect of exchange rate changes on cash and cash equivalents	7	(176)
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	(7,117)	65,435
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	93,405	34,675
CASH AND CASH EQUIVALENTS, END OF PERIOD	$86,288	$100,110

Reconciliation of Adjusted EBITDA
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands)
Net loss	$(5,895)	$(9,628)	$(19,039)	$(26,338)
Stock-based compensation expense	2,309	2,285	6,606	5,250
Depreciation and amortization	2,013	1,808	5,671	4,657
Change in fair value of contingent consideration	—	—	—	(11)
Change in fair value of preferred stock warrant	—	—	—	25
Provision for income taxes	142	101	279	169
Other expense, net	351	355	1,091	724
Adjusted EBITDA	$(1,080)	$(5,079)	$(5,392)	$(15,524)

Reconciliation of net loss:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands)
GAAP net loss attributable to common stockholders	$(5,895)	$(9,628)	$(19,039)	$(34,452)
Stock-based compensation expense	2,309	2,285	6,606	5,250
Accretion of redeemable convertible preferred stock	—	—	—	9,862
Deemed dividend—preferred stock modification	—	—	—	(1,748)
Non-GAAP net loss	$(3,586)	$(7,343)	$(12,433)	$(21,088)

Reconciliation of net loss per share, basic and diluted:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
GAAP net loss per share attributable to common stockholders, basic and diluted:	$(0.15)	$(0.25)	$(0.48)	$(1.57)
Non-GAAP adjustments to net loss per share	0.06	0.06	0.17	0.61
Non-GAAP adjustments to weighted-average shares used to compute net loss per share	—	—	—	0.35
Non-GAAP net loss per share, basic and diluted (1)	$(0.09)	$(0.19)	$(0.31)	$(0.61)

Reconciliation of weighted-average shares used to compute net loss per share:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
GAAP weighted-average shares used to compute net loss per share, basic and diluted	39,965,454	39,181,118	39,708,257	21,976,654
Conversion of preferred stock into common stock	—	—	—	12,722,265
Non-GAAP weighted average shares used to compute net loss per share, basic and diluted	39,965,454	39,181,118	39,708,257	34,698,919

(1) Non-GAAP net loss per share is calculated as non-GAAP net loss divided by the non-GAAP weighted-average shares outstanding that are adjusted to assume the conversion of outstanding preferred redeemable convertible stock to common stock as of the beginning of the period.